Exhibit 24
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Alan R. Blank, Russell Ball and Jeffrey K. Reeser each of them acting individually, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, in his or her name and on his or her behalf, to do any and all acts and things and to execute any and all instruments which said attorney-in-fact and agent may deem necessary or advisable to enable Newmont Mining Corporation to comply with the Securities Exchange Act of 1934, as amended (the “Act”), and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, including, without limitation, the power and authority to sign his or her name in any and all capacities (including his or her capacity as an Officer of Newmont Mining Corporation) to the Annual Report on Form 10-K of Newmont Mining Corporation for the fiscal year ended December 31, 2008 and any amendments thereto and the undersigned hereby ratifies and confirms all that said attorney-in-fact and agent shall lawfully do or cause to be done by virtue hereof.
     IN WITNESS WHEREOF, the undersigned have subscribed these presents as of the 17th day of February, 2009.

Signature	Title

/s/ Glen A. Barton	Director
Glen A. Barton

/s/ Vincent A. Calarco	Non-Executive Chairman
Vincent A. Calarco

/s/ Joseph A. Carrabba	Director
Joseph A. Carrabba

/s/ Noreen Doyle	Director
Noreen Doyle

/s/ Veronica M. Hagen	Director
Veronica M. Hagen

/s/ Michael S. Hamson	Director
Michael S. Hamson

Signature	Title

/s/ Robert J. Miller	Director
Robert J. Miller

/s/ Richard T. O’Brien Richard T. O’Brien	Director, President and Chief Executive Officer (Principal Executive Officer)

/s/ John B. Prescott	Director
John B. Prescott

Donald C. Roth	Director
Donald C. Roth

/s/ James V. Taranik	Director
James V. Taranik

/s/ Simon Thompson	Director
Simon Thompson

/s/ Russell D. Ball Russell D. Ball	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Roger Johnson Roger Johnson	Vice President and Chief Accounting Officer (Principal Accounting Officer)